PBF Energy Announces First Quarter 2023 Results and Declares Dividend of $0.20 per Share

•First quarter income from operations of $532.4 million (excluding special items, first quarter income from operations of $516.1 million)
•Increased share repurchase authorization to $1.0 billion
•Repurchased over 8.8 million shares for approximately $346 million, to date
•Reduced consolidated debt by $525 million during the first quarter and $2.8 billion over the last 12 months

PARSIPPANY, NJ - May 5, 2023 - PBF Energy Inc. (NYSE:PBF) today reported first quarter 2023 income from operations of $532.4 million as compared to income from operations of $91.0 million for the first quarter of 2022. Excluding special items, first quarter 2023 income from operations was $516.1 million as compared to income from operations of $141.3 million for the first quarter of 2022.

The company reported first quarter 2023 net income of $385.9 million and net income attributable to PBF Energy Inc. of $382.1 million or $2.86 per share. This compares to a net loss of $3.3 million, and net loss attributable to PBF Energy Inc. of $21.1 million or $(0.18) per share for the first quarter 2022. Non-cash special items included in the first quarter 2023 results, which increased net income by a net, after-tax benefit of $13.3 million, or $0.10 per share, primarily consisted of net changes in the fair value of contingent consideration. Adjusted fully-converted net income for the first quarter 2023, excluding special items, was $371.4 million, or $2.76 per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net income of $43.3 million or $0.35 per share, for the first quarter 2022.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “The first quarter of 2023 continued to build on the momentum generated in 2022. PBF remains focused on operations and the continued improvement to our financial health. During the first quarter, we conducted extensive turnaround work across 75% of our regions. While executing this work, our operations supported further gross debt reductions of $525 million, payment of our dividend and ongoing execution of our increased share repurchase program, which will continue through 2025.” Mr. Nimbley continued, “The strength of our business continues to support the strengthening of our balance sheet and the opportunity for increasing shareholder returns.”
Mr. Nimbley concluded, “Looking ahead, the markets have been chaotic and, as we saw last year, chaos provides for opportunity. While we cannot anticipate where or when, we expect to see market dislocation moving forward. We are focused on ensuring that our refineries are available when those opportunities present themselves. We expect that the market in 2023 will continue to support better than mid-cycle financial results for PBF.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.20 per share of Class A common stock on May 31, 2023, to holders of record at the close of business on May 17, 2023.

St. Bernard Renewables Joint Venture
As announced February 16, 2023, PBF and Eni Sustainable Mobility (“Eni”) have entered into definitive agreements to partner in a 50-50 joint venture, St. Bernard Renewables LLC (“SBR”), which will own the renewable diesel project currently under construction co-located with PBF’s Chalmette refinery in Louisiana. Upon consummation of the transaction, which is subject to customary closing conditions, including regulatory approvals, Eni will contribute capital totaling $835 million, excluding working capital, plus up to an additional $50 million that is subject to the achievement of project milestones. PBF will continue to manage project execution and will serve as the operator once construction is complete. Transaction consummation is expected in the second or third quarter of 2023.

Strategic Update and Outlook
PBF's operational and financial performance in 2022, provided stable footing for 2023. Our commitment to safe operations remains primary, and through successful operational execution, the durable improvements and strength of our balance sheet are the next priorities. At quarter-end, we had approximately $1.6 billion of cash. We reduced gross debt during the first quarter through the repayment of the $525 million PBF Logistics LP notes. Over the last twelve months, PBF has reduced consolidated net debt by over $2.8 billion. Our net debt to capitalization was effectively zero at the end of the first quarter. We reduced our outstanding environmental credit payables by approximately $300 million in the first quarter and expect to continue to reduce our environmental credit payables to more normalized levels over the next several quarters. We remain active on the previously announced $500 million share repurchase program and increased the existing authorization by $500 million to a total repurchase authorization of $1 billion. The repurchase authorization has also been extended for one year and will expire December 11, 2025. To date, we have repurchased approximately $346 million of equity, including $22 million in April and May. Our operational execution and balance sheet improvements have generated significant value for our investors in the near-term and, more importantly, demonstrate our commitment to fiscal discipline, long-term value and shareholder returns.

As always, the safety and reliability of our core operations are paramount. We continue investing in all our assets and expect full-year 2023 refining capital expenditures, excluding capital expenditures related to SBR, to be in the $700 - $750 million range.

The Renewable Diesel production unit of the SBR project is mechanically complete, turned over to operations, and the first feedstocks are being introduced in May. The pre-treatment unit remains under construction and is expected to be complete in June. Total projected capital costs for the SBR facility and related project infrastructure are expected to be in the $650 - $700 million range. Total project spend to date is approximately $544 million through the end of the first quarter of 2023.

In 2023, PBF will continue to conduct extensive maintenance and multiple turnarounds across our refining system. Our goal is to sustain safe, reliable and environmentally responsible operations to supply the markets with our vital products. For the remainder of 2023, our current turnaround schedule is as follows, subject to change:

•East Coast - Delaware Coker and Hydrocracker (Spring)
•West Coast - Torrance Hydrocracker (Spring), Torrance FCC/Alky (Fall)

Timing and throughput ranges provided reflect current expectations and are subject to change based on market conditions and other factors. Second quarter throughput expectations are included in the table below.

Expected throughput ranges (barrels per day)
	Second Quarter 2023
	Low	High
East Coast	260,000	280,000
Mid-continent	150,000	160,000
Gulf Coast	180,000	190,000
West Coast	310,000	330,000
Total	900,000	960,000
Guidance provided constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions, and company configuration. All figures and timelines are subject to change based on a variety of factors, including market and macroeconomic factors, as well as company strategic decision-making and overall company performance.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA, net debt, net debt to capitalization ratio and net debt to capitalization ratio excluding special items. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Friday, May 5, 2023, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 869-3847 or (201) 689-8261. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the company’s expectations with respect to the SBR joint venture transaction, including the timing of the completion of the proposed transaction; the potential joint venture’s post-transaction plans, objectives, expectations and intentions with respect to future earnings and operations of SBR; and the conditions to the closing of the proposed transaction and the possibility that the proposed transaction will not close. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; the risk that our expansion into the renewable fuels space, including renewable diesel production, may not occur on expected timeframes or at all, and we may not realize expected benefits from any such projects; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended
	March 31,
	2023	2022
Revenues	$9,295.0	$9,141.7
Cost and expenses:
Cost of products and other	7,795.3	8,206.2
Operating expenses (excluding depreciation and amortization expense as reflected below)	781.4	620.4
Depreciation and amortization expense	141.9	118.3
Cost of sales	8,718.6	8,944.9
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	60.0	53.5
Depreciation and amortization expense	1.9	1.9
Change in fair value of contingent consideration, net	(16.3)	50.3
(Gain) loss on sale of assets	(1.6)	0.1
Total cost and expenses	8,762.6	9,050.7
Income from operations	532.4	91.0
Other income (expense):
Interest expense, net	(18.7)	(78.4)
Change in Tax Receivable Agreement liability	—	(19.3)
Change in fair value of catalyst obligations	0.7	(4.9)
Other non-service components of net periodic benefit cost	0.3	2.2
Other income (expense)	(2.3)	—
Income (loss) before income taxes	512.4	(9.4)
Income tax expense (benefit)	126.5	(6.1)
Net income (loss)	385.9	(3.3)
Less: net income attributable to noncontrolling interests	3.8	17.8
Net income (loss) attributable to PBF Energy Inc. stockholders	$382.1	$(21.1)

Net income (loss) available to Class A common stock per share:
Basic	$2.97	$(0.18)
Diluted	$2.86	$(0.18)
Weighted-average shares outstanding-basic	128,787,779	120,339,041
Weighted-average shares outstanding-diluted	134,499,277	120,339,041

Dividends per common share	$0.20	$—

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$384.7	$(21.1)
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$2.86	$(0.18)
Adjusted fully-converted shares outstanding - diluted (Note 6)	134,499,277	123,549,205

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended
	March 31,
	2023	2022
Net income (loss) attributable to PBF Energy Inc. stockholders	$382.1	$(21.1)
Less: Income allocated to participating securities	—	—
Income (loss) available to PBF Energy Inc. stockholders - basic	382.1	(21.1)
Add: Net income (loss) attributable to noncontrolling interests (Note 2)	3.5	(0.1)
Less: Income tax (expense) benefit (Note 3)	(0.9)	0.1
Adjusted fully-converted net income (loss)	$384.7	$(21.1)
Special items (Note 4):
Add: Change in fair value of contingent consideration, net	(16.3)	50.3
Add: Change in Tax Receivable Agreement liability	—	19.3
Add: Gain on land sales	(1.7)	—
Add: Net tax expense on remeasurement of deferred tax assets	—	12.8
Less: Recomputed income tax on special items (Note 3)	4.7	(18.0)
Adjusted fully-converted net income excluding special items	$371.4	$43.3

Weighted-average shares outstanding of PBF Energy Inc.	128,787,779	120,339,041
Conversion of PBF LLC Series A Units (Note 5)	910,457	927,990
Common stock equivalents (Note 6)	4,801,041	2,282,174
Fully-converted shares outstanding - diluted	134,499,277	123,549,205

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)	$2.86	$(0.18)

Adjusted fully-converted net income excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$2.76	$0.35

	Three Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS	March 31,
	2023	2022
Income from operations	$532.4	$91.0
Special Items (Note 4):
Add: Change in fair value of contingent consideration, net	(16.3)	50.3
Income from operations excluding special items	$516.1	$141.3

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended
	March 31,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2023	2022

Net income (loss)	$385.9	$(3.3)
Add: Depreciation and amortization expense	143.8	120.2
Add: Interest expense, net	18.7	78.4
Add: Income tax expense (benefit)	126.5	(6.1)
EBITDA	$674.9	$189.2
Special Items (Note 4):
Add: Change in fair value of contingent consideration, net	(16.3)	50.3
Add: Change in Tax Receivable Agreement liability	—	19.3
Add: Gain on land sales	(1.7)	—
EBITDA excluding special items	$656.9	$258.8

	Three Months Ended
	March 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2023	2022

EBITDA	$674.9	$189.2
Add: Stock-based compensation	9.2	7.7
Add: Change in fair value of catalyst obligations	(0.7)	4.9
Add: Change in fair value of contingent consideration, net (Note 4)	(16.3)	50.3
Add: Gain on land sales (Note 4)	(1.7)	—
Add: Change in Tax Receivable Agreement liability (Note 4)	—	19.3
Adjusted EBITDA	$665.4	$271.4

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	March 31,	December 31,
	2023	2022
Balance Sheet Data:
Cash and cash equivalents	$1,616.1	$2,203.6
Inventories	2,854.9	2,763.6
Total assets	13,139.1	13,549.1
Total debt	1,438.0	1,959.1
Total equity	5,268.3	5,056.0
Total equity excluding special items (Note 4, 13)	$4,859.5	$4,660.5

Total debt to capitalization ratio (Note 13)	21%	28%
Total debt to capitalization ratio, excluding special items (Note 13)	23%	30%
Net debt to capitalization ratio* (Note 13)	(3)%	(5)%
Net debt to capitalization ratio, excluding special items* (Note 13)	(4)%	(6)%

*Negative ratio exists at 3/31/2023 and 12/31/2022 as cash is in excess of debt.

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)
	Three Months Ended March 31,
	2023	2022
Cash flows provided by operating activities	$437.6	$312.3
Cash flows used in investing activities	(378.7)	(225.5)
Cash flows (used in) provided by financing activities	(646.4)	6.3
Net change in cash and cash equivalents	(587.5)	93.1
Cash and cash equivalents, beginning of period	2,203.6	1,341.5
Cash and cash equivalents, end of period	$1,616.1	$1,434.6

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended March 31, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$9,285.5	$98.5	$—	$(89.0)	$9,295.0
Depreciation and amortization expense	132.9	9.0	1.9	—	143.8
Income (loss) from operations	525.7	49.7	(43.0)	—	532.4
Interest (income) expense, net	(4.1)	3.7	19.1	—	18.7
Capital expenditures	379.2	2.7	1.2	—	383.1

	Three Months Ended March 31, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$9,128.2	$89.4	$—	$(75.9)	$9,141.7
Depreciation and amortization expense	108.8	9.5	1.9	—	120.2
Income (loss) from operations	146.1	46.4	(101.5)	—	91.0
Interest expense, net	3.1	10.1	65.2	—	78.4
Capital expenditures	223.1	1.4	1.0	—	225.5

	Balance at March 31, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$12,293.4	$827.4	$56.5	$(38.2)	$13,139.1

	Balance at December 31, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$12,587.9	$863.1	$136.3	$(38.2)	$13,549.1

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
Market Indicators (dollars per barrel) (Note 9)	2023	2022
Dated Brent crude oil	$81.09	$101.75
West Texas Intermediate (WTI) crude oil	$75.97	$95.22
Light Louisiana Sweet (LLS) crude oil	$78.90	$97.50
Alaska North Slope (ANS) crude oil	$79.01	$96.13
Crack Spreads:
Dated Brent (NYH) 2-1-1	$31.53	$21.69
WTI (Chicago) 4-3-1	$29.07	$17.94
LLS (Gulf Coast) 2-1-1	$34.12	$24.14
ANS (West Coast-LA) 4-3-1	$38.45	$32.84
ANS (West Coast-SF) 3-2-1	$39.16	$29.39
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$5.12	$6.54
Dated Brent less Maya (heavy, sour)	$18.42	$12.24
Dated Brent less WTS (sour)	$5.61	$6.74
Dated Brent less ASCI (sour)	$7.39	$8.63
WTI less WCS (heavy, sour)	$19.30	$15.31
WTI less Bakken (light, sweet)	$(2.90)	$(3.49)
WTI less Syncrude (light, sweet)	$(3.04)	$0.18
WTI less LLS (light, sweet)	$(2.93)	$(2.28)
WTI less ANS (light, sweet)	$(3.04)	$(0.92)
Effective RIN basket price	$8.19	$6.28
Natural gas (dollars per MMBTU)	$2.74	$4.59

Key Operating Information
Production (barrels per day ("bpd") in thousands)	859.2	844.3
Crude oil and feedstocks throughput (bpd in thousands)	851.2	832.6
Total crude oil and feedstocks throughput (millions of barrels)	76.6	74.9
Consolidated gross margin per barrel of throughput	$7.53	$2.63
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$18.35	$11.36
Refinery operating expense, per barrel of throughput (Note 11)	$9.78	$7.95
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	28%	34%
Medium	33%	32%
Light	21%	18%
Other feedstocks and blends	18%	16%
Total throughput	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	47%	48%
Distillates and distillate blendstocks	34%	34%
Lubes	1%	1%
Chemicals	1%	2%
Other	18%	16%
Total yield	101%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	325.2	264.6
Crude oil and feedstocks throughput (bpd in thousands)	326.4	263.1
Total crude oil and feedstocks throughput (millions of barrels)	29.4	23.7
Gross margin per barrel of throughput	$9.18	$1.93
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$18.16	$11.03
Refinery operating expense, per barrel of throughput (Note 11)	$7.50	$7.34
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	17%	31%
Medium	44%	31%
Light	18%	12%
Other feedstocks and blends	21%	26%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	40%	43%
Distillates and distillate blendstocks	37%	35%
Lubes	2%	2%
Chemicals	1%	2%
Other	20%	19%
Total yield	100%	101%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	93.5	139.4
Crude oil and feedstocks throughput (bpd in thousands)	93.2	136.7
Total crude oil and feedstocks throughput (millions of barrels)	8.4	12.3
Gross margin per barrel of throughput	$(4.40)	$0.08
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$9.49	$8.50
Refinery operating expense, per barrel of throughput (Note 11)	$11.23	$6.67
Crude and feedstocks (% of total throughput) (Note 12):
Medium	43%	41%
Light	56%	53%
Other feedstocks and blends	1%	6%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	42%	54%
Distillates and distillate blendstocks	33%	35%
Chemicals	3%	6%
Other	22%	7%
Total yield	100%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	169.9	166.2
Crude oil and feedstocks throughput (bpd in thousands)	169.1	163.1
Total crude oil and feedstocks throughput (millions of barrels)	15.2	14.6
Gross margin per barrel of throughput	$12.80	$4.63
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$19.96	$11.96
Refinery operating expense, per barrel of throughput (Note 11)	$6.42	$6.62
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	17%	16%
Medium	30%	43%
Light	38%	30%
Other feedstocks and blends	15%	11%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	42%	40%
Distillates and distillate blendstocks	37%	39%
Chemicals	2%	1%
Other	19%	22%
Total yield	100%	102%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	270.6	274.1
Crude oil and feedstocks throughput (bpd in thousands)	262.5	269.7
Total crude oil and feedstocks throughput (millions of barrels)	23.6	24.3
Gross margin per barrel of throughput	$4.08	$1.30
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$20.70	$12.75
Refinery operating expense, per barrel of throughput (Note 11)	$14.25	$10.01
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	60%	66%
Medium	18%	21%
Other feedstocks and blends	22%	13%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	60%	58%
Distillates and distillate blendstocks	30%	28%
Other	13%	16%
Total yield	103%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	March 31, 2023		March 31, 2022
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$9,295.0	$121.34	$9,141.7	$122.00
Less: Cost of sales	8,718.6	113.81	8,944.9	119.37
Consolidated gross margin	$576.4	$7.53	$196.8	$2.63
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$576.4	$7.53	$196.8	$2.63
Add: PBFX operating expense	37.0	0.48	29.3	0.39
Add: PBFX depreciation expense	9.0	0.12	9.5	0.13
Less: Revenues of PBFX	(98.5)	(1.29)	(89.4)	(1.19)
Add: Refinery operating expense	749.0	9.78	595.6	7.95
Add: Refinery depreciation expense	132.9	1.73	108.9	1.45
Gross refining margin	$1,405.8	$18.35	$850.7	$11.36
Gross refining margin excluding special items	$1,405.8	$18.35	$850.7	$11.36

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s estimated annualized statutory corporate tax rate of approximately 26.0% and 25.9% for the 2023 and 2022 periods, respectively, applied to net income attributable to noncontrolling interests for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the three months ended March 31, 2023 and 2022 relate to net changes in fair value of contingent consideration, changes in the Tax Receivable Agreement liability, gain on land sales, net tax expense on remeasurement of deferred tax assets, and recomputed income tax on special items, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

Change in Fair Value of Contingent Consideration, net - During the three months ended March 31, 2023, we recorded a net change in fair value of the Martinez Contingent Consideration. This change resulted in an increase to income from operations and net income by $16.3 million and $12.1 million, respectively. During the three months ended March 31, 2022, we recorded a change in the estimated fair value of the Martinez Contingent Consideration which decreased income from operations and net income by $50.3 million and $37.3 million, respectively.

Gain on Land Sales - During the three months ended March 31, 2023, we recorded a gain on the sale of a separate parcel of real property acquired as part of the Torrance refinery, but not part of the refinery itself, which increased income from operations and net income by $1.7 million and $1.3 million, respectively. There were no such gains in the three months ended March 31, 2022.

Change in Tax Receivable Agreement liability - During the three months ended March 31, 2023, there was no change in the Tax Receivable Agreement liability. During the three months ended March 31, 2022, we recorded a change in the Tax Receivable Agreement liability that decreased income before income taxes and net income by $19.3 million and $14.3 million, respectively. The changes in the Tax Receivable Agreement liability reflect charges or benefits attributable to changes in PBF Energy’s obligation under the Tax Receivable Agreement due to factors out of our control such as changes in tax rates, as well as periodic adjustments to our liability based, in part, on an updated estimate of the amounts that we expect to pay, using assumptions consistent with those used in our concurrent estimate of the deferred tax asset valuation allowance.

Net Tax Expense on Remeasurement of Deferred Tax Assets - The deferred tax valuation allowance was reduced to zero as of December 31, 2022, therefore, there was no impact to our financial statements related to remeasurement of deferred tax assets as of March 31, 2023. During the three months ended March 31, 2022, we recorded a deferred tax valuation allowance of $316.3 million in accordance with ASC 740 (an increase of $7.8 million when compared to December 31, 2021, which includes a tax benefit of approximately $5.0 million related to our net change in the Tax Receivable Agreement liability and a net tax expense of $12.8 million related to the remeasurement of deferred tax assets).

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months ended March 31, 2023 and 2022, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 29,500 and 14,804,565 shares of PBF Energy Class A common stock and PBF LLC Series A units because they are anti-dilutive for the three months ended March 31, 2023 and March 31, 2022, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, change in the fair value of catalyst obligations, changes in the Tax Receivable Agreement liability due to factors out of PBF Energy’s control such as changes in tax rates, net change in the fair value of contingent consideration and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of March 31, 2023, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), an indirect wholly-owned subsidiary of PBF Energy and PBF LLC, which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) Our market indicators table summarizes certain market indicators relating to our operating results as reported by Platts, a division of The McGraw-Hill Companies. Effective RIN basket price is recalculated based on information as reported by Argus.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	March 31,	December 31,
	2023	2022
	(in millions)
Total debt	$1,438.0	$1,959.1
Total equity	5,268.3	5,056.0
Total capitalization	$6,706.3	$7,015.1

Total debt	$1,438.0	$1,959.1
Total equity excluding special items	4,859.5	4,660.5
Total capitalization excluding special items	$6,297.5	$6,619.6

Total equity	$5,268.3	$5,056.0
Special Items (Note 4)
Add: Change in fair value of contingent consideration, net	(29.3)	(13.0)
Add: Gain on land sales	(89.5)	(87.8)
Add: Cumulative historical equity adjustments (a)	(421.6)	(421.6)
Less: Recomputed income tax on special items	131.6	126.9
Net impact of special items	(408.8)	(395.5)
Total equity excluding special items	$4,859.5	$4,660.5

Total debt	$1,438.0	$1,959.1
Less: Cash and cash equivalents	1,616.1	2,203.6
Net Debt	$(178.1)	$(244.5)

Total debt to capitalization ratio	21%	28%
Total debt to capitalization ratio, excluding special items	23%	30%
Net debt to capitalization ratio*	(3)%	(5)%
Net debt to capitalization ratio, excluding special items*	(4)%	(6)%

*Negative ratio exists at 3/31/2023 and 12/31/2022 as cash is in excess of debt.

(a) Refer to the Company’s 2022 Annual Report on Form 10-K (“Notes to Non-GAAP Financial Measures” within Management’s Discussion and Analysis of Financial Condition and Results of Operations) for a listing of special items included in cumulative historical equity adjustments prior to 2023.